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Exhibit 10.4

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        THIS AMENDED AND RESTATED AGREEMENT ("Agreement") amends the August 4, 2008 EMPLOYMENT AGREEMENT and is made as of the date executed below

BETWEEN:

    THOMPSON CREEK METALS COMPANY USA, a corporation existing under the laws of Colorado
    ("Thompson Creek")

OF THE FIRST PART

- and -

    PAMELA L. SAXTON, of Littleton, Colorado
    (the "Executive")

OF THE SECOND PART

        WHEREAS Thompson Creek wishes to continue to employ the Executive and the Executive wishes to continue to be employed by Thompson Creek in connection with the continuing operation of the business carried on by Thompson Creek and the Parent (the "Business").

        AND WHEREAS Thompson Creek and the Executive wish to set out the terms of the Executive's Employment.

        NOW THEREFORE IN CONSIDERATION OF the payment of the sum of $1.00, the covenants and agreements contained in this Agreement, and other good and valuable consideration, including the Executive's continued Employment with Thompson Creek, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

DEFINITIONS

        1.     In this Agreement, in addition to those terms defined above and unless there is something in the subject matter inconsistent therewith, the terms set forth below shall have the following corresponding meanings:

        "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with a Party, and the term "Affiliated" has a corresponding meaning. For the purposes of this Agreement "control" and "controlled" shall have the meanings ascribed thereto in the Business Corporations Act (Ontario).

        "Agreement" means this agreement between the Parties.

        "Board" means the Board of Directors of the Parent from time to time.

        "Cause" shall be deemed to exist in the event the Executive:

  (a)
  engages in conduct which is detrimental to the reputation of Thompson Creek or any of its Affiliates, including the Parent, in any material respect; or

  (b)
  has committed an act of fraud or material dishonesty in connection with her Employment or the Business; or

  (c)
  has committed a material violation of applicable securities legislation; or

  (d)
  materially breaches her duties under this Agreement, including without limitation the provisions of paragraph 6 or the Policies; or

  (e)
  otherwise engages in conduct that is deemed to constitute cause under common law.

        "Change of Control" means the occurrence of any one or more of the following events:

  (a)
  less than 50% of the Board being composed of Continuing Directors;

  (b)
  any Person, entity or group of Persons or entities acting jointly or in concert (an "Acquiror") acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Parent which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror (as such terms are defined in the Securities Act) to cast or to direct the casting of 30% or more of the votes attached to all of the Parent's outstanding Voting Securities which may be cast to elect directors of the Parent or the successor corporation (regardless of whether a meeting has been called to elect directors);

  (c)
  the shareholders of the Parent approve all necessary resolutions required to permit any Person to accomplish the result set forth in paragraph (b), above, even if the securities have not yet been issued to or transferred to that Person;

  (d)
  the Parent shall sell or otherwise transfer, including by way of the grant of a leasehold interest or joint venture interest (or one or more subsidiaries of the Parent shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest or joint venture interest) property or assets (i) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Parent and its subsidiaries as of the end of the most recently completed financial year of the Parent or (ii) which during the most recently completed financial year of the Parent generated, or during the then current financial year of the Parent are expected to generate, more than 50% of the consolidated operating income or cash flow of the Parent and its subsidiaries, to any other Person or Persons (other than one or more Affiliates of the Parent), in which case the Change of Control shall be deemed to occur on the date of transfer of the assets representing one dollar more than 50% of the consolidated assets in the case of clause (i) or 50% of the consolidated operating income or cash flow in the case of clause (ii), as the case may be;

  (e)
  the shareholders of the Parent approve all necessary resolutions required to permit any Person to accomplish the result set forth in paragraph (d), above; or

  (f)
  in the event the Parent:

  (i)
  becomes insolvent or generally not able to pay its debts as they become due;

  (ii)
  admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors;

  (iii)
  institutes or has instituted against it any proceeding seeking:

  a.
  to adjudicate it as bankrupt or insolvent;

  b.
  liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan or compromise or arrangement or other corporate proceeding involving or affecting its creditors; or

  c.
  the entry of an order for the relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs; or

    (iv)
    takes any corporate action to authorize any of the above actions.

    For the purposes of the foregoing, "Voting Securities" means Common Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Parent, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Common Shares" means the common shares in the capital of the Parent.

        "Continuing Director" means either:

  (a)
  an individual who is a member of the Board on the date this Agreement is executed by the Parties; or

  (b)
  an individual who becomes a member of the Board subsequent to the date this Agreement is executed by the Parties, with the agreement of at least a majority of the Continuing Directors who are members of the Board at the date that the individual became a member of the Board.

        "Employment" means the employment of the Executive in connection with the Business and in accordance with the terms and conditions of this Agreement.

        "Parent" means Thompson Creek Metals Company Inc., a corporation existing under the laws of the Province of British Columbia, Canada.

        "Party" means a party to this Agreement, and "Parties" has a similar extended meaning.

        "Person" includes any individual, partnership, joint venture, trust, unincorporated organization or any other association, corporation, or any government or any department or agency thereof.

        "Policies" mean the Thompson Creek Code of Conduct, which includes the Code of Ethics and Business Practices, Standards of Conduct, Environmental, Health and Safety Policy, Insider Trading, Confidentiality and Disclosure Policy, Antitrust Guidelines, and Whistleblower Policy, and all other Thompson Creek policies and procedures, all of which are incorporated by reference in and form part of this Agreement, and including such amendments as may occur from time to time.

        "Securities Act" means the Securities Act (Ontario).

        "Termination" or "Termination of Employment" or "Termination of the Executive's Employment" or any similar variation thereof shall, for purposes of any payment to be made to Executive, be interpreted to mean "separation from service" within the meaning provided under Treasury Regulation section 1.409A-1(h); provided, however, that the use of the term "Termination" does not mean that any payment is necessarily due to the Executive.

        "Treasury Regulation" means a regulation issued under the Code.

        "Triggering Event" means any one of the following events which occurs without the express agreement in writing of the Executive:

  (a)
  a material adverse change in any of the duties, powers, rights, discretion, prestige, salary, benefits, perquisites of the Executive as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the Change of Control;

  (b)
  a material diminution of the title of the Executive as it exists immediately prior to the Change of Control;

  (c)
  a change in the person or body to whom the Executive reports immediately prior to the Change of Control, except if such person or body is of equivalent rank or stature or such change is as a result of the resignation or removal of such person or the persons comprising such body, as the case may be, provided that this shall not include a change resulting from a promotion in the normal course of business; or

  (d)
  a material change in the hours during or location at which the Executive is regularly required to carry out the terms of her Employment, or a material increase in the amount of travel the Executive is required to conduct as described in paragraph 4.

AGREEMENT TO EMPLOY

        2.     Thompson Creek agrees to continue to employ the Executive in connection with the Business on the terms and conditions set out herein and the Executive agrees to continue such Employment on such terms.

TERM

        3.     The term of this Agreement and the Executive's Employment shall be for an indefinite period, provided that:

  (a)
  Thompson Creek may terminate this Agreement and the Executive's Employment at any time as set out in paragraphs 11 (With Cause), 12 (Without Cause) and 15 (Disability) hereof;

  (b)
  the Executive may terminate this Agreement and the Executive's Employment at any time as set out in paragraph 13 (Resignation/Retirement) hereof;

  (c)
  Thompson Creek or the Executive may terminate this Agreement and the Executive's Employment upon the occurrence of a Change of Control as set out in paragraph 14 (Change of Control) hereof; or

  (d)
  this Agreement and the Executive's Employment are automatically terminated when the Executive dies as set out in paragraph 16 (Death) hereof.

DUTIES AND RESPONSIBILITIES

        4.     The Executive shall serve as Chief Financial Officer and Vice President, Finance and shall perform such duties and assume such responsibilities inherent in and consonant with her position as an executive of Thompson Creek, and further will perform such reasonable additional duties and responsibilities as the Chief Executive Officer may require and assign to her including serving as an officer of Affiliates of Thompson Creek, including the Parent, at no additional compensation. The Executive shall report to the Chief Executive Officer of Thompson Creek. The Executive's regular place of Employment shall be Thompson Creek's offices in Littleton, Colorado. The Executive shall at all times act in compliance with the Policies, and be committed to safety and her contribution to Thompson Creek and its Affiliates, including the Parent, as a whole. The Executive acknowledges that her Employment will entail frequent travel to places, including where the Parent and its Affiliates have operations, other than her regular place of Employment.

CONFLICT OF INTEREST/DUTY OF LOYALTY

        5.     The Executive agrees to devote all of her working time during her Employment to the Business and shall not engage or have an interest in any other enterprise, occupation or profession, directly or indirectly, or become a principal, agent, director, officer or employee of another company, firm or Person, as applicable, which will or may interfere with or conflict with the Executive's duties and responsibilities hereunder without the written approval, not to be unreasonably withheld, of the Chief Executive Officer. If the Board or the Chief Executive Officer determines that the Executive is in breach of this provision and such breach is capable of cure, the Board or the Chief Executive Officer shall provide written notice of the breach and afford the Executive 10 days to cure the breach. Failure by the Executive to cure the breach within such 10-day period shall constitute Cause for Termination of the Executive's Employment. In the event of breach not capable of cure, the breach by the Executive of this provision shall constitute immediate grounds for Termination of the Executive's Employment for Cause.

CONFIDENTIALITY AND NON-SOLICITATION

6.
(a)    The Executive agrees to keep the affairs of the Business, financial and otherwise, strictly confidential and shall not disclose the same to any Person, company or firm, directly or indirectly, during or after her Employment by Thompson Creek except as reasonably necessary to carry out her employment duties or as otherwise authorized in writing by the Board or an authorized committee thereof. The Executive agrees not to use such information, directly or indirectly, for her own interests, or any interests other than those of the Business, whether or not those interests conflict with the interests of the Business, during or after her Employment by Thompson Creek. The Executive agrees that all trade secrets, trade names, financial information, client information, client files and processing and marketing techniques, mineral properties, mineral exploration data or information or mining or exploration proposals relating to the Business or disclosed to the Executive in the course of her Employment shall become, on execution of this Agreement, and shall be thereafter, as the case may be, the sole property of Thompson Creek whether arising before or after the execution of this Agreement.

(b)
The Executive covenants and agrees with Thompson Creek that she will not, at any time during the term of this Agreement and for a period of twenty-four (24) months thereafter, without the prior written consent of Thompson Creek, either directly or indirectly solicit (for the purposes of enticing away from Thompson Creek or its Affiliates), interfere with or endeavor to entice away from Thompson Creek or its Affiliates any customer, supplier or employee of or consultant to Thompson Creek or its Affiliates or any other Person in the habit of dealing with Thompson Creek or its Affiliates.

REMUNERATION

7.
(a)    The Executive shall be remunerated as follows during the term of this Agreement:

  (i)
  base salary, on the date this Agreement is executed by the Parties, of US$283,500 per annum payable bi-weekly less any amount paid to the Executive pursuant to any other employment or consulting agreement or arrangement between the Executive and Thompson Creek or any of its Affiliates, and to be reviewed annually by the Board but in any event shall not be less than the previous year's base salary;

  (ii)
  an annual bonus as may be determined by the Compensation and Governance Committee of the Board in accordance with the Performance Bonus Guidelines, as they may be amended from time to time;

  (iii)
  all benefits generally provided to senior officers of Thompson Creek effective as of the date of this Agreement, or such other benefits that may be generally provided to senior officers of Thompson Creek from time to time on terms determined by the Board, including but not limited to long-term disability insurance and parking at the Executive's principal office of Employment as set out in paragraph 4, above, all of which are subject to regular eligibility requirements with respect to each such benefit plan or program;

    (iv)
    five (5) weeks of vacation annually. Vacation must be taken in the calendar year in which it is earned. If less than two weeks of vacation are taken in any calendar year, then two weeks of unused vacation from that calendar year may be carried forward into the next calendar year, and all other unused vacation shall be forfeited; provided, however, Executive shall never have more than seven (7) weeks of vacation in Executive's vacation bank. Executive shall be paid upon Termination of Employment for any unused vacation then existing in her vacation bank, but shall not be paid for vacation that was previously forfeited; and

    (v)
    an annual premium for basic life and accidental death and dismemberment insurance for coverage in the amount of $250,000.

  (b)
  All payments required to be made under this Agreement are subject to statutory deductions, as applicable, including without limitation for income and payroll taxes.

  (c)
  Notwithstanding any other provision in this Agreement, if (i) on the date of Termination of Executive's Employment with Thompson Creek, any of the Parent's stock is publicly traded on an established securities market or otherwise (within the meaning of Code section 409A(a)(2)(B)(i)), and (ii) as a result of such Termination, Executive would receive any payment under this Agreement that, absent the application of this provision, would be subject to additional tax imposed pursuant to section 409A(a) of the Code as a result of the application of section 409A(a)(2)(B)(i) of the Code, then such payment shall be payable on the date that is the earliest of (x) six (6) months after Executive's Termination date, (y) Executive's death or (z) such other date as will not result in such payment being subject to Code section 409A sanctions.

  (d)
  If the Executive's Employment is terminated without Cause pursuant to paragraph 12, due to retirement at age 62 or older pursuant to paragraph 13, due to a Change of Control pursuant to paragraph 14, due to disability pursuant to paragraph 15, or due to death pursuant to paragraph 16, the Executive shall be paid the equivalent of four weeks of base salary at the Executive's then existing base salary multiplied by the number of years that the Executive has been employed by Thompson Creek (the "Severance Payment"). Any Employment for a portion of a year will entitle the Executive to a prorated amount for that year. The Severance Payment shall be paid within sixty days of the Executive's Termination of Employment. The Executive shall only be paid the Severance Payment if the Executive has signed a general release of claims in a form satisfactory to Thompson Creek, similar to the form of general release attached hereto as Exhibit A; provided, however, that no general release shall be required if Executive's Termination is due to death. If the Executive does not sign a general release within sixty days of Termination of Employment, the Severance Payment shall not be paid to Executive. If Executive is terminated for Cause pursuant to paragraph 11, or resigns pursuant to paragraph 13 (other than a retirement at age 62 or older), no Severance Payment shall be paid to Executive.

  (e)
  It is the intention of the Parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to section 409A of the Code. Each amount to be paid or benefit to be provided to Executive shall be construed as a separate payment for purposes of Code section 409A to the fullest extent permitted therein. To the extent such potential payments or benefits could become subject to such section, Thompson Creek shall cooperate to amend the Agreement with the goal of giving the Executive the applicable economic benefits in a manner that does not result in such sanctions being imposed. Thompson Creek does not guarantee or warrant that such cooperation will result in such sanctions not being imposed.

  (f)
  Except as otherwise permitted under Code section 409A, Thompson Creek shall not accelerate or defer any payment under this Agreement.

  (g)
  In the event that any payment or benefits received or to be received by Executive pursuant to this Agreement ("Benefits") would (a) constitute a "parachute payment" within the meaning of Code section 280G, and (b) but for this subsection, would be subject to the excise tax imposed by Code section 4999, or any comparable successor provisions (the "Excise Tax"), then the Benefits shall be either: (i) provided to Executive in full, or (ii) provided to Executive as to such lesser extent which would result in no portion of such Benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by Executive, on an after-tax basis, of the greatest amount of Benefits, notwithstanding that all or some portion of such Benefits may be taxable under the Excise Tax. To the extent Benefits need to be reduced pursuant to the preceding sentence, reductions shall come from taxable amounts before non-taxable amounts and beginning with the payments otherwise scheduled to occur soonest. Executive agrees to cooperate fully with Thompson Creek to determine the benefits applicable under this provision.

        8.     The Executive shall be entitled to participate in the Thompson Creek Metals Company Inc. Amended Incentive Stock Option Plan, as it may be amended from time to time, and shall be granted stock options to acquire Common Shares of the Parent under the Plan in such amounts as approved by the Board from time to time.

        9.     Pursuant to the Parent's Long Term Incentive Plan, when and if it is promulgated, and as it may be amended from time to time, the Executive may be granted from time to time, at the sole discretion of the Board, any form of compensation permitted under the Long Term Incentive Plan.

REIMBURSEMENT OF EXPENSES

        10.   All the Executive's reasonable expenses related to the Business will be reimbursed upon the submittal by the Executive of an expense report with appropriate supporting documentation to Thompson Creek.

TERMINATION BY EMPLOYER WITH CAUSE

        11.   This Agreement and the Executive's Employment may be terminated by Thompson Creek summarily and without notice, or payment in lieu of notice, and without payment of any annual bonus, benefits, Severance Payment, Without Cause Payment, Change of Control Payment, damages or any other sums or payments whatsoever, except for unused vacation pursuant to paragraph 7 and except as otherwise required by law, in the event that there is Cause for Termination of the Executive's Employment.

TERMINATION BY EMPLOYER WITHOUT CAUSE

        12.   Despite the Term of this Agreement and the Executive's Employment set forth in paragraph 3, above:

  (a)
  This Agreement and the Executive's Employment may be terminated without Cause on notice by Thompson Creek to the Executive, in which case Thompson Creek shall pay the Executive, within sixty days of the Executive's Termination: a lump sum equal to 24 months' base salary (the "Without Cause Payment") in effect on the date that the notice of Termination is given (the "Notice Date"); plus the Severance Payment as provided for in paragraph 7; plus accrued but unused vacation then existing in the Executive's vacation bank as of the Notice Date; plus a prorated bonus payment based on actual company performance; plus a lump sum equivalent of 24 multiplied by the last monthly premium amount that Thompson Creek paid on the Executive's behalf for long-term disability insurance before the Termination of the Executive's Employment, all of which amounts are less required withholdings.

  (b)
  Any stock options granted by the Board pursuant to the Amended Incentive Stock Option Plan or any other similar-type plan which would have vested during the 24 months following the Notice Date shall vest on the Notice Date and shall remain exercisable until the earlier of (i) the termination date of such option or (ii) the date which is twenty-four (24) months from the Notice Date, notwithstanding the provisions of any agreement or plan.

  (c)
  Upon Termination of the Executive's Employment pursuant to this paragraph 12, the Executive shall be entitled to elect to continue coverage for herself (and her eligible dependents who were receiving coverage immediately prior to Termination), for up to twenty-four (24) months following Employment Termination, under the medical and dental plans of Thompson Creek in which Executive was participating immediately prior to such Employment Termination. Executive's cost for such coverage shall be (i) the applicable COBRA premium for such coverage (which cost shall be applicable during the eighteen (18) month period following Termination) and (ii) the monthly cost determined by Thompson Creek for Executive's coverage (which cost shall be applicable following expiration of the 18 month COBRA period). Thompson Creek shall pay to Executive at the end of each applicable month following Termination, an amount in a lump sum equal to 140% of the Executive's monthly cost for all such coverage (based upon the rates in effect on the date of Termination, reduced by the applicable monthly premium paid by active employees, and assuming a five percent (5%) increase in such cost for the period from months 13 to month 24), which amount shall be paid notwithstanding whether or to what extent Executive elects continued coverage. For the avoidance of doubt, the Parties acknowledge that Executive's right to elect COBRA coverage is not subject to execution of a release. The monthly payments and coverage described in this paragraph shall cease upon the Executive's obtaining or being eligible to obtain alternate coverage under the terms of any new employment.

  (d)
  If the Executive elects to convert the life and accidental death and dismemberment insurance policy to an individual policy upon Termination of Employment pursuant to this paragraph 12, Thompson Creek shall pay to the Executive, by the end of each month, the Executive's cost to continue such individual policy, so long as the Executive maintains the individual policy and provides proof of each monthly payment to Thompson Creek, but in no event shall Thompson Creek pay such amount to Executive beyond the second anniversary of the Executive's Termination date.

  (e)
  The Executive shall only be paid the payments provided for in this paragraph 12 if the Executive has signed a general release of claims in a form satisfactory to Thompson Creek, similar to the form of general release attached hereto as Exhibit A. If the Executive does not sign a general release within 60 days of Termination of Employment, no payments shall vest and no payments shall be made pursuant to this paragraph 12.

  (f)
  The Parties agree that any payment to the Executive pursuant to this paragraph 12 is not intended and will not be of the nature of a penalty and shall be considered by the Parties as liquidated damages.

  (g)
  The Parties further agree that, notwithstanding anything to the contrary contained in this Agreement, the Executive shall not be required or called upon to mitigate in any manner whatsoever such liquidated damages.

  (h)
  Notwithstanding paragraph 14, if the Executive receives the payments provided for in this paragraph 12, the Executive is not entitled to any payments pursuant to paragraph 14.

RESIGNATION/RETIREMENT

        13.   Subject to paragraph 14, this Agreement and the Executive's Employment may be terminated on notice by the Executive to Thompson Creek by giving ninety (90) days' written notice. Should the Executive terminate this Agreement and Executive's Employment, the Executive shall not be entitled to any annual bonus, benefits, Severance Payment, Without Cause Payment, Change of Control Payment, damages or any other sums or payments whatsoever, except for unused vacation as provided in paragraph 7 and except as otherwise required by law; provided, however, that should the Executive terminate this Agreement and the Executive's Employment pursuant to this paragraph 13, Thompson Creek in its sole discretion may designate an effective date of the Executive's Termination of Employment earlier than the 90th day and shall pay the Executive the equivalent number of days base salary in lieu of notice. Such amount shall be payable upon Thompson Creek's next regularly scheduled payday.

        In addition, if the Executive has given ninety (90) days' written notice to Thompson Creek and the effective date of Executive's Termination is on a date on which the Executive is or will be age 62 or older, the Executive shall be eligible for the Severance Payment provided for in paragraph 7, provided all other conditions are met, including the execution of a general release. If the Executive does not sign a general release within 60 days of Termination of Employment, the Severance Payment shall not vest and shall not be paid to Executive. If Thompson Creek designates an effective date earlier than the date on which the Executive is or will be age 62 or older, such earlier effective date will not affect the Executive's eligibility to receive the Severance Payment.

CHANGE OF CONTROL

14.
(a)    If at any time during the term of this Agreement there is a Change of Control and within 120 days of such Change of Control, the Executive elects to terminate this Agreement and her Employment by providing Thompson Creek with written notice, which Termination shall be effective on any date that the Executive provides in the written notice to Thompson Creek (provided such date is within 120 days of such Change of Control), then the Executive shall be entitled to receive what is set forth in paragraph (c) below. Provided, however, the Executive shall not be entitled pursuant to this paragraph (a) to receive what is set forth in paragraph (c) below if the discussions or negotiations that led to or resulted in a Change of Control (within the meaning of paragraphs (b), (c), (d) or (e) of the definition of Change of Control above) were initiated for the purpose of effectuating such a Change of Control by Thompson Creek or any of its Affiliates or any of their respective advisors acting at the direction of Thompson Creek or any of its Affiliates; in such event, if the Executive elects to terminate this Agreement and her Employment within the 120 day-period set forth above, such Termination of Employment will be governed by paragraph 13.

(b)
If at any time during the term of this Agreement there is any Change of Control and within twelve (12) months of such Change of Control (or in anticipation of a Change of Control), Thompson Creek gives written notice of termination of this Agreement and the Executive's Employment for any reason other than Cause, or a Triggering Event occurs and the Executive elects to terminate this Agreement and her Employment by providing Thompson Creek with written notice which Termination shall be effective on any date that the Executive provides in the written notice to Thompson Creek (provided such date is within twelve (12) months of such Change of Control), then the Executive shall be entitled to receive what is set forth in paragraph (c) below.

  (c)
  Subject to paragraphs (a) and (b) above, the Executive shall be entitled to receive from Thompson Creek within sixty (60) days of Termination of the Executive's Employment the following:

  (i)
  a lump sum equal to 36 months' base salary (the "Change of Control Payment") in effect on the date of the Executive's Termination; plus the Severance Payment as provided for in paragraph 7; plus any unused vacation then existing in the Executive's vacation bank upon Termination of Employment, but the Executive shall not be paid for vacation that was previously forfeited; plus a prorated bonus payment if such payment is provided for in accordance with the Performance Bonus Guidelines, as they may be amended from time to time; plus a lump sum equivalent of 36 multiplied by the last monthly premium amount that Thompson Creek paid on the Executive's behalf for long-term disability insurance before the Termination of the Executive's Employment, all amounts of which are less required withholdings.

  (ii)
  Any stock options granted by the Board pursuant to the Amended Incentive Stock Option Plan or any other similar-type plan which would have vested during the 36 months following the date on which Thompson Creek gives notice to the Executive under paragraph 14(b) or the Executive gives notice to Thompson Creek of her election under paragraph 14(a) or (b), as the case may be, (the "Change Notice Date") shall vest on the Change Notice Date and shall remain exercisable until the earlier of (A) the termination date of such option or (B) the date which is thirty-six (36) months from the Change Notice Date, notwithstanding the provisions of any agreement or plan.

  (iii)
  Upon Termination of the Executive's Employment pursuant to this paragraph 14, the Executive shall be entitled to elect to continue coverage for herself (and her eligible dependents who were receiving coverage immediately prior to Termination), for up to thirty-six (36) months following Employment Termination, under the medical and dental plans of Thompson Creek in which Executive was participating immediately prior to such Employment Termination. Executive's cost for such coverage shall be (i) the applicable COBRA premium for such coverage (which cost shall be applicable during the eighteen (18) month period following Termination) and (ii) the monthly cost determined by Thompson Creek for Executive's coverage (which cost shall be applicable following expiration of the 18 month COBRA period). Thompson Creek shall pay to Executive at the end of each applicable month following Termination, an amount in a lump sum equal to 140% of the Executive's monthly cost for all such coverage (based upon the rates in effect on the date of Termination, reduced by the applicable monthly premium paid by active employees, and assuming a five percent (5%) increase in such cost for the period from months 13 to month 36), which amount shall be paid notwithstanding whether or to what extent Executive elects continued coverage. For the avoidance of doubt, the Parties acknowledge that Executive's right to elect COBRA coverage is not subject to execution of a release. The monthly payments and coverage described in this paragraph shall cease upon the Executive's obtaining or being eligible to obtain alternate coverage under the terms of any new employment.

  (iv)
  If the Executive elects to convert the life and accidental death and dismemberment insurance policy to an individual policy upon Termination of Employment pursuant to this paragraph 14, Thompson Creek shall pay to the Executive, by the end of each month, the Executive's cost to continue such individual policy, so long as the Executive maintains the individual policy and provides proof of each monthly payment to Thompson Creek, but in no event shall Thompson Creek pay such amount to Executive beyond the third anniversary of the Executive's Termination date.

    (v)
    The Executive shall only be paid the payments provided for in this paragraph 14 if the Executive has signed a general release of claims in a form satisfactory to Thompson Creek, similar to the form of general release attached hereto as Exhibit A. If the Executive does not sign a general release within 60 days of Termination of Employment, no payments shall vest and no payments shall be made pursuant to this paragraph 14.

    (vi)
    The Parties agree that any payment to the Executive pursuant to this paragraph 14 is not intended and will not be of the nature of a penalty and shall be considered by the Parties as liquidated damages.

    (vii)
    The Parties further agree that, notwithstanding anything to the contrary contained in this Agreement, the Executive shall not be required or called upon to mitigate in any manner whatsoever such liquidated damages.

    (viii)
    Notwithstanding paragraph 12, if the Executive receives the payments provided for in this paragraph 14, the Executive is not entitled to any payments pursuant to paragraph 12.

DISABILITY

        15.   If the Executive suffers a physical or mental impairment that renders the Executive unable to perform the essential functions of the Executive's position, Thompson Creek may deem Executive's Employment and this Agreement to have been Terminated, consistent with applicable law. The Executive's eligibility for long-term disability and other such benefits, if any, will be determined pursuant to the applicable benefit plans or programs and/or applicable law. The Executive shall be paid for any unused vacation pursuant to paragraph 7. The Executive shall be paid a Severance Payment pursuant to paragraph 7, provided that the Executive has signed a general release of claims in a form satisfactory to Thompson Creek, similar to the form of general release attached hereto as Exhibit A. If the Executive does not sign a general release within 60 days of Termination of Employment, the Severance Payment shall not vest and shall not be paid to Executive. The Executive shall be paid a pro-rated bonus payment if a bonus otherwise would have been awarded to the Executive had she remained employed, with payment to be made at the time the bonus would have been paid to Executive had she remained employed.

DEATH

        16.   Should this Agreement and the Executive's Employment Terminate by virtue of the Executive's death, a pro-rated bonus shall be paid to the Executive's beneficiary, as designated by the Executive, if a bonus otherwise would have been awarded to the Executive had she not died, with payment to be made at the time the bonus would have been paid to Executive had she remained employed. The only other payments due to the Executive's beneficiary shall be for any earned compensation, and any unused vacation and a Severance Payment as provided in paragraph 7, and as otherwise required by law.

SEVERABILITY

        17.   The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision, and any invalid provision will be modified to the extent necessary to make it enforceable, or if not possible, will be severed from this Agreement.

GOVERNING LAW

        18.   This Agreement shall be governed by and shall be considered, interpreted and enforced in accordance with the laws of Colorado, except and only to the extent that specific laws of Canada are referenced in this Agreement. The Executive hereby agrees to the exclusive jurisdiction of the courts of Colorado in the event of a dispute between Thompson Creek and the Executive.

HEIRS/SUCCESSORS BOUND

        19.   This Agreement inures to the benefit of and is binding upon the Parties and their respective heirs, administrators, executors, successors and assigns as appropriate. Thompson Creek or its Affiliates, including its Parent, will require any successor (whether direct or indirect, by purchase, amalgamation, consolidation or otherwise) to all or substantially all of the business and/or assets of Thompson Creek to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Thompson Creek would be required to perform it if no such succession had taken place, provided that, if the Executive agrees, an express agreement may not be required if such results by operation of law. Failure of Thompson Creek to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from Thompson Creek at the same amount and on the same terms as the Executive would be entitled hereunder pursuant to paragraph 14 as if such succession had not occurred, except that for purposes of implementing the foregoing, the date of which any such succession becomes effective shall be deemed the date of Termination of the Executive's employment.

ASSIGNMENT

        20.   This Agreement is not assignable by either Party without the consent in writing of the other Party, which consent may be unreasonably withheld, provided that Thompson Creek shall be entitled to assign this Agreement, without the Executive's consent, to an Affiliate of Thompson Creek, including the Parent, provided the Affiliate offers comparable employment and there is not material prejudice, including diminution of responsibilities, to the Executive by reason of such assignment.

ENTIRE AGREEMENT

        21.   As of its date of execution below, this Agreement amends and restates the August 4, 2008 original version of this Employment Agreement and the December 19, 2008 Amendment Letter, and supersedes all other agreements, whether written or oral, express or implied, between the Parties, and constitutes the entire and sole agreement between the Parties; provided that, to the extent the Parties shall enter into a separate indemnification agreement, such indemnification agreement shall be incorporated into and form part of this Agreement. The Parties agree that there are no other collateral agreements or understandings between them except as set out in this Agreement. The Executive further acknowledges and agrees that while the August 4, 2008 Employment Agreement was with the Parent, this Amended and Restated Agreement is not with the Parent but is with Thompson Creek Metals Company USA as the Executive's sole and exclusive employer.

AMENDMENT

        22.   This Agreement may be amended only in writing signed by the Parties and witnessed.

HEADINGS

        23.   All headings in this Agreement are for convenience only and shall not be used for the interpretation of this Agreement.

RECOURSE ON BREACH

        24.   The Executive acknowledges that damages would be an insufficient remedy for a breach of this Agreement and agrees that Thompson Creek and the Parent may apply for and obtain any relief available to it in a court of law or equity, including injunctive relief, to restrain breach or threat of breach of this Agreement or to enforce the covenants contained herein, and, in particular, the covenants contained in paragraph 6 herein, in addition to rights Thompson Creek and the Parent may have to damages arising from said breach or threat of breach. The Executive hereby waives any defenses the Executive may or can have to strict enforcement of this Agreement by Thompson Creek and the Parent. Furthermore, the Executive acknowledges and agrees that the Executive's obligations to Thompson Creek and its Affiliates, including the Parent, under this Agreement are material to Thompson Creek's willingness to provide Termination and other benefits to the Executive and, without prejudice to any other rights Thompson Creek and the Parent may have, a breach by the Executive of such obligations will constitute cause for Thompson Creek or the Parent to cease making any payments and providing such other benefits.

INDEPENDENT LEGAL ADVICE

        25.   The Executive agrees that the Executive has had independent legal advice or the opportunity to receive same in connection with the execution of this Agreement and has read this Agreement in its entirety, understands its contents and is signing this Agreement freely and voluntarily, without duress or undue influence from any party.

NOTICE

        26.   Any notice required or permitted to be made or given under this Agreement to either Party shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail to the intended recipient of such notice at:

  (a)
  in the case of Thompson Creek, to:

    Thompson Creek Metals Company USA
    Attn: Chief Executive Officer
    26 West Dry Creek Circle, Suite 810
    Littleton, Colorado 80120
    U.S.A.

    with a copy (which shall not constitute notice hereunder) to:

    Davis Graham & Stubbs LLP
    Attn: Janet Savage, Esq.
    1550 17th Street, Suite 500
    Denver, Colorado 80202
    U.S.A.

  (b)
  in the case of the Executive, to the last address on file with Thompson Creek or at such other address as the Party to whom such writing is to be given shall provide in writing to the Party giving the said notice. Any notice delivered personally to the Party to whom it is addressed shall be deemed to have been given and received on the day it is so delivered or, if such day is not a business day, then on the next business day following any such day. Any notice mailed shall be deemed to have been given and received on the fifth business day following the date of mailing.

ACKNOWLEDGEMENTS

        27.   By accepting continued employment with Thompson Creek, the Executive consents to Thompson Creek collecting, using and disclosing the Executive's personal information for purposes relating to the maintenance of the employment relationship. The purposes of Thompson Creek's collection, use and disclosure include, but are not limited to:

  (a)
  ensuring that the Executive is properly remunerated for the Executive's services to Thompson Creek which shall include disclosure to third party payroll providers;

  (b)
  administering and/or facilitating the provision of any benefits to which the Executive is or may become entitled, including bonuses, benefits, pensions, registered retirement savings plan, short, medium and long-term incentive plans; this shall include the disclosure of the Executive's personal information to Thompson Creek's third party service providers and administrators;

  (c)
  ensuring that Thompson Creek and its Affiliates, including the Parent, are able to comply with any regulatory, reporting and withholding requirements relating to the Executive's employment;

  (d)
  performance and promotion;

  (e)
  monitoring the Executive's access to and use of Thompson Creek's electronic media services in order to ensure that the use of such services is in compliance with Thompson Creek's Policies and is not in violation of any applicable laws;

  (f)
  complying with Thompson Creek's and its Affiliates', including the Parent's, obligations to report improper or illegal conduct by any director, officer, employee or agent of Thompson Creek, or its Affiliates, including the Parent, under any applicable securities, criminal or other law, which may include reporting conduct of the Executive;

  (g)
  allowing a potential purchaser of the shares or assets of Thompson Creek or its Affiliates, including the Parent, to conduct due diligence with respect to employment obligations of Thompson Creek, subject to compliance with the treatment of such information as required by applicable legislation respecting privacy; and

  (h)
  any other purpose for which the Executive is given notice and which is reasonably related to the maintenance of the Executive's employment relationship.

GUARANTEE OF PAYMENT

        28.   In the event Thompson Creek is unable to meet its financial obligations under the terms of this Agreement, the Parent agrees to assume such obligations to the extent owing and not satisfied. Such guarantee is not intended to and does not increase the amount of any obligations under the terms of this Agreement. Notwithstanding any other provision in this Agreement, Executive shall not be a compensated employee of the Parent by virtue of this Agreement.

SURVIVAL

        29.   Paragraphs 6, 17, 18, 21, 24, 28 and 29 shall survive the Termination of this Agreement and the Executive's Employment and shall continue in full force and effect according to their terms.

        IN WITNESS WHEREOF the Parties hereto have executed this Amended and Restated Employment Agreement.

THOMPSON CREEK METALS COMPANY USA	PAMELA L. SAXTON
/s/ Kevin Loughrey Kevin Loughrey	/s/ Pamela L. Saxton Signature
12-30-09 Date	12-28-09 Date
THOMPSON CREEK METALS COMPANY INC. AS TO THE GUARANTEE ONLY IN PARAGRAPH 28
/s/ Kevin Loughrey Signature
12-30-09 Date
SIGNED IN THE PRESENCE OF:	SIGNED IN THE PRESENCE OF:
/s/ Janette Bush Witness	/s/ Janette Bush Witness
12-30-09 Date	12-28-09 Date

EXHIBIT A

CONFIDENTIAL WAIVER AND RELEASE AGREEMENT

        This Confidential Waiver and Release Agreement ("Agreement") is entered into between Pamela L. Saxton ("Executive") and Thompson Creek Metals Company USA ("Thompson Creek"). For the purpose of this Agreement, the term "Thompson Creek" includes any company or affiliate related to Thompson Creek Metals Company USA, in the past or present, including but not limited to Thompson Creek Metals Company Inc.; the past and present officers, directors, executives, employees, shareholders, attorneys, agents and representatives of Thompson Creek; any present or past executive or employee benefit plan sponsored by Thompson Creek and/or the officers, directors, trustees, administrators, executives, employees, attorneys, agents and representatives of such plan; and any person who acted on behalf of Thompson Creek or on instruction from Thompson Creek.

        Executive and Thompson Creek agree as follows:

        1.    Executive's Termination of Employment.    Executive's employment with Thompson Creek was terminated effective                     , 20      .

        2.    Executive's Continuing Obligations to Thompson Creek and Agreement Not to Disparage Thompson Creek.    Executive acknowledges and agrees that Executive has, and will abide by, continuing obligations to Thompson Creek, including the obligations set forth in Executive's Amended and Restated Employment Agreement.

        Executive further acknowledges and agrees that by reason of Executive's position with Thompson Creek, Executive was given access to confidential information, including trade secret information, with respect to the business affairs of Thompson Creek. Executive represents that Executive has held all such information confidential and will continue to do so. Executive has not retained any confidential information or documents, including but not limited to trade secret information, obtained as a result of or in connection with Executive's employment. Further, Executive will not defame, slander or otherwise disparage Thompson Creek, its business, or its representatives.

        3.    Consideration for Executive.    Executive acknowledges and agrees that Thompson Creek has paid Executive all amounts, and has provided Executive with all benefits, to which Executive is entitled through and including the date that Executive executes this Agreement, and that Executive is not entitled to any further payments or benefits, other than as set forth below.

        Thompson Creek will provide Executive with the following additional specified items as consideration in exchange for this Agreement, including Executive's waiver and release of Thompson Creek:

  (a)
  Upon Executive's execution of this Agreement and upon expiration of the time period for revocation set forth in paragraph 11(e) below, Thompson Creek will provide Executive with: [set forth applicable consideration, if any, provided for in the Amended and Restated Employment Agreement, depending on the nature of Executive's termination (e.g., retirement, without cause, change of control, etc.)]

  (b)
  Notwithstanding any other provision in this Agreement, if (i) on the date of termination of Executive's employment with Thompson Creek, any of Thompson Creek's stock is publicly traded on an established securities market or otherwise (within the meaning of U.S. Internal Revenue Code section 409A(a)(2)(B)(i)), and (ii) as a result of such termination, Executive would receive any payment under this Agreement that, absent the application of this provision, would be subject to additional tax imposed pursuant to section 409A(a) of the Code as a result of the application of section 409A(a)(2)(B)(i) of the Code, then such payment shall be payable on the date that is the earliest of (i) six (6) months after Executive's termination date, (ii) Executive's death or (iii) such other date as will not result in such payment being subject to Code section 409A sanctions.

  (c)
  It is the intention of the parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to section 409A of the Code. To the extent such potential payments or benefits could become subject to such section, Thompson Creek shall cooperate to amend the Agreement with the goal of giving the Executive the applicable economic benefits in a manner that does not result in such sanctions being imposed. Thompson Creek does not guarantee or warrant that such cooperation will result in such sanctions not being imposed.

  (d)
  Except as otherwise permitted under Code section 409A, Thompson Creek shall not accelerate or defer any payment under this Agreement.

  (e)
  Executive will indemnify and hold Thompson Creek harmless from any costs, liability or expense, including reasonable attorney's fees, arising from the taxation, if any, of any amounts received by Executive pursuant to this Agreement, including but not limited to any penalties or administrative expenses.

        4.    Executive Waiver and Release of Thompson Creek.    In exchange for the consideration set forth in this Agreement, Executive, and Executive's representatives, successors and assigns, waive, release and forever discharge Thompson Creek from any and all claims, demands, damages, losses, obligations, rights and causes of action, whether known or unknown, including but not limited to, all claims, causes of action or administrative complaints that Executive now has or has ever had against Thompson Creek relating in any way to Executive's employment or termination of employment with Thompson Creek.

        Without limiting the generality of the foregoing terms, the scope of Executive's waiver and release under the Agreement specifically includes but is not limited to: any and all claims for breach of contract and any other claim under the common law, including but not limited to claims for tort, breach of implied contract, wrongful discharge, breach of a covenant of good faith and fair dealing, intentional infliction of emotional distress, or defamation; any and all claims under any state or local statutory or common law, including but not limited to claims under the Colorado Anti-Discrimination Act; any and all claims under any federal statutory or common law, including but not limited to claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and 1871, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Rehabilitation Act, Executive Order 11246, the Worker Adjustment and Retraining Notification Act, and employment-related claims under the Employee Retirement Income Security Act, all as amended, and any and all regulations under such laws; any and all claims under any Canadian law, including but not limited to all federal, provincial and local laws; and any and all claim for damages (including but not limited to claims for compensatory or punitive damages), injunctive relief, attorney's fees and costs, and equitable relief.

        Executive agrees not to bring any lawsuits against Thompson Creek relating to the claims that Executive has released and not to accept any damages pursued by any other entity or person on Executive's behalf.

        5.    Reservation of Executive's Rights.    Nothing contained in this Agreement waives or releases any rights Executive may have to: (a) continue group health insurance coverage pursuant to applicable law; (b) receive any benefits in which Executive may have vested in under any retirement plan; (c) make any claim for unemployment benefits; (d) make any claim relating to the validity of this Agreement under the ADEA as amended by the OWBPA (however, nothing in this Agreement is intended to reflect any party's belief that the waiver of Executive's claims under the ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived); (e) file an administrative charge with the Equal Employment Opportunity Commission ("EEOC") (however, Executive agrees that Executive will not be entitled to any further recovery of any kind from Thompson Creek in the event the EEOC or any other administrative agency pursues a claim on Executive's behalf or arising out of Executive's administrative charge); (f) to make any claim under workers' compensation; or (g) to make any other claim that cannot be released by law.

        6.    Confidentiality of Agreement.    Executive agrees to keep this Agreement confidential and will not communicate the terms of this Agreement, the facts or circumstances giving rise to this Agreement, or the fact that such Agreement exists, to any third party except, as necessary, Executive's immediate family, accountants, or legal or financial advisors, provided that they agree to be bound by this paragraph 6, or otherwise as required by law or court order.

        7.    Enforcement.    In the event that there has been a breach of any provisions of this Agreement by Executive, Thompson Creek will be entitled to recover reasonable costs and attorneys' fees in any legal proceeding to enforce this Agreement.

        8.    Severability.    If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement, which shall be fully severable, and given full force and effect.

        9.    Governing Law and Venue.    This Agreement shall be construed in accordance with the laws of the State of Colorado. Any dispute regarding, relating to or arising under this Agreement or the facts giving rise to the Agreement shall be litigated in Colorado, and Executive expressly agrees to the personal and subject matter jurisdiction of the state and federal courts in Colorado.

        10.    Entire Agreement.    Thompson Creek and Executive understand and agree that this Agreement contains all the agreements between Thompson Creek and Executive relating to Executive's employment and termination of employment with Thompson Creek, other than the continuing obligations set forth in the Amended and Restated Employment Agreement.

        11.    Acknowledgements.    Executive specifically acknowledges and agrees that by entering into this Agreement and in exchange for the consideration described in paragraph 3 above to which Executive otherwise would not be entitled, Executive is waiving and releasing any and all rights and claims that Executive may have arising from the Age Discrimination in Employment Act, as amended, which have arisen on or before the date of execution of this Agreement.

        Executive further expressly acknowledges and agrees that:

  (a)
  Executive has read and understands this Agreement and is entering this Agreement knowingly and voluntarily.

  (b)
  Executive understands and agrees that, by signing this Agreement, Executive is giving up any right to file legal proceedings against Thompson Creek arising on or before the date of the Agreement. Executive is not waiving (or giving up) rights or claims that may arise after the date the Agreement is executed.

  (c)
  EXECUTIVE IS HEREBY ADVISED IN WRITING BY THIS AGREEMENT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. EXECUTIVE REPRESENTS THAT THIS AGREEMENT HAS BEEN FULLY EXPLAINED BY THE EXECUTIVE'S ATTORNEY, OR THAT EXECUTIVE HAS WAIVED CONSULTATION WITH AN ATTORNEY, CONTRARY TO THOMPSON CREEK'S RECOMMENDATION.

  (d)
  Executive understands and represents that Executive has had twenty-one (21) days from the day Executive received this Agreement, not counting the day upon which Executive received it, to consider whether Executive wishes to sign this Agreement. Executive further acknowledges that if Executive signs this Agreement before the end of the twenty-one (21) day period, it will be Executive's personal, voluntary decision to do so and Executive has not been pressured to make a decision sooner.

  (e)
  Executive further understands that Executive may revoke (that is, cancel) this Agreement for any reason within seven (7) calendar days after signing it. Executive agrees that the revocation will be in writing and hand-delivered or mailed to Thompson Creek. If mailed, the revocation will be postmarked within the seven (7) day period, properly addressed to THOMPSON CREEK METALS COMPANY USA, Attn: Chief Executive Officer, 26 West Dry Creek Circle, Suite 810, Littleton, Colorado 80120 USA; and sent by certified mail, return receipt requested. Executive understands that Executive will not receive any payment under this Agreement if Executive revokes it, and in any event, Executive will not receive any payment until after the seven (7) day revocation period has expired.

        I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTOOD THIS ENTIRE AGREEMENT BEFORE SIGNING IT:

EXECUTIVE
DATED:	Pamela L. Saxton
THOMPSON CREEK METAL COMPANY USA
DATED:

WAIVER AND RELEASE AGREEMENT

        This Waiver and Release Agreement ("Agreement") is entered into between Pamela L. Saxton ("Executive") and Thompson Creek Metals Company Inc. ("Parent") and Thompson Creek Metals Company USA ("U.S. Subsidary"). For the purpose of this Agreement, the term "Thompson Creek" includes the Parent, the U.S. Subsidiary, and any other company or affiliate related to the Parent or the U.S. Subsidiary, in the past or present; the past and present officers, directors, executives, employees, shareholders, attorneys, agents and representatives of the Parent, the U.S. Subsidiary, or any other company or affiliate; any present or past executive or employee benefit plan sponsored by the Parent, the U.S. Subsidiary, or any other company or affiliate and/or the officers, directors, trustees, administrators, executives, employees, attorneys, agents and representatives of such plan(s); and any person who acted on behalf of or on instruction from the Parent, the U.S. Subsidiary or any other company or affiliate.

        Executive and Parent and U.S. Subsidiary agree as follows:

        1.    Consideration for Executive.    The Executive is being offered continued employment with the U.S. Subsidiary, as well as valuable consideration supporting such continued employment as set forth in the Executive's Amended and Restated Employment Agreement, and the Executive acknowledges that the sum of $1.00 along with such continued employment and consideration supporting such continued employment is good and adequate consideration in exchange for this Agreement.

        2.    Executive Waiver and Release.    In exchange for the consideration set forth in this Agreement, Executive, and Executive's representatives, successors and assigns, waive, release and forever discharge Parent, U.S. Subsidiary and Thompson Creek from any and all claims, demands, damages, losses, obligations, rights and causes of action, whether known or unknown, including but not limited to, all claims, causes of action or administrative complaints that Executive now has or has ever had against Parent, U.S. Subsidiary or Thompson Creek relating in any way to Parent's role, if any, as the Executive's alleged employer (or alleged joint employer with the U.S. Subsidiary) from the date of Executive's hiring through and including the date of the execution of this Agreement.

        Without limiting the generality of the foregoing terms, the scope of Executive's waiver and release under the Agreement specifically includes but is not limited to, as it relates to Parent's role, if any, as the Executive's alleged employer (or alleged joint employer with the U.S. Subsidiary) from the date of Executive's hiring through and including the date of the execution of this Agreement: any and all claims for breach of contract and any other claim under the common law, including but not limited to claims for tort, breach of implied contract, wrongful discharge, breach of a covenant of good faith and fair dealing, intentional infliction of emotional distress, or defamation; any and all claims under any state or local statutory or common law, including but not limited to claims under the Colorado Anti-Discrimination Act; any and all claims under any federal statutory or common law, including but not limited to claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and 1871, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Rehabilitation Act, Executive Order 11246, the Worker Adjustment and Retraining Notification Act, and employment-related claims under the Employee Retirement Income Security Act, all as amended, and any and all regulations under such laws; any and all claims under any Canadian law, including but not limited to all federal, provincial and local laws; and any and all claim for damages (including but not limited to claims for compensatory or punitive damages), injunctive relief, attorney's fees and costs, and equitable relief.

        Executive agrees not to bring any lawsuits against Parent, U.S. Employer, and/or Thompson Creek relating to the claims that Executive has released and not to accept any damages pursued by any other entity or person on Executive's behalf, including but not limited to any claim by Executive that Executive was jointly employed by Parent and U.S. Subsidiary.

        3.    Reservation of Executive's Rights.    Nothing contained in this Agreement waives or releases any rights Executive may have to: (a) make any claim relating to the validity of this Agreement under the ADEA as amended by the OWBPA (however, nothing in this Agreement is intended to reflect any party's belief that the waiver of Executive's claims under the ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived); (b) file an administrative charge with the Equal Employment Opportunity Commission ("EEOC") (however, Executive agrees that Executive will not be entitled to any further recovery of any kind from Parent, U.S. Subsidiary and/or Thompson Creek in the event the EEOC or any other administrative agency pursues a claim on Executive's behalf or arising out of Executive's administrative charge); or (c) to make any other claim that cannot be released by law.

        4.    Enforcement.    In the event that there has been a breach of any provisions of this Agreement by Executive, Thompson Creek will be entitled to recover reasonable costs and attorneys' fees in any legal proceeding to enforce this Agreement.

        5.    Severability.    If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement, which shall be fully severable, and given full force and effect.

        6.    Governing Law and Venue.    This Agreement shall be construed in accordance with the laws of the State of Colorado. Any dispute regarding, relating to or arising under this Agreement or the facts giving rise to the Agreement shall be litigated in Colorado, and Executive expressly agrees to the personal and subject matter jurisdiction of the state and federal courts in Colorado.

        7.    Acknowledgements.    Executive specifically acknowledges and agrees that by entering into this Agreement and in exchange for the consideration described in paragraph 1 above to which Executive otherwise would not be entitled, Executive is waiving and releasing any and all rights and claims that Executive may have arising from the Age Discrimination in Employment Act, as amended, which have arisen on or before the date of execution of this Agreement.

        Executive further expressly acknowledges and agrees that:

  (a)
  Executive has read and understands this Agreement and is entering this Agreement knowingly and voluntarily.

  (b)
  Executive understands and agrees that, by signing this Agreement, Executive is giving up any right to file legal proceedings against Parent or U.S. Subsidiary or Thompson Creek arising on or before the date of the Agreement as it relates to Parent's role, if any, as the Executive's alleged employer (or alleged joint employer with the U.S. Subsidiary) from the date of Executive's hiring through and including the date of the execution of this Agreement. Executive is not waiving (or giving up) rights or claims that may arise after the date the Agreement is executed.

  (c)
  EXECUTIVE IS HEREBY ADVISED IN WRITING BY THIS AGREEMENT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. EXECUTIVE REPRESENTS THAT THIS AGREEMENT HAS BEEN FULLY EXPLAINED BY THE EXECUTIVE'S ATTORNEY, OR THAT EXECUTIVE HAS WAIVED CONSULTATION WITH AN ATTORNEY, CONTRARY TO THOMPSON CREEK'S RECOMMENDATION.

  (d)
  Executive understands and represents that Executive has had twenty-one (21) days from the day Executive received this Agreement, not counting the day upon which Executive received it, to consider whether Executive wishes to sign this Agreement. Executive further acknowledges that if Executive signs this Agreement before the end of the twenty-one (21) day period, it will be Executive's personal, voluntary decision to do so and Executive has not been pressured to make a decision sooner.

  (e)
  Executive further understands that Executive may revoke (that is, cancel) this Agreement for any reason within seven (7) calendar days after signing it. Executive agrees that the revocation will be in writing and hand-delivered or mailed to Thompson Creek. If mailed, the revocation will be postmarked within the seven (7) day period, properly addressed to THOMPSON CREEK METALS COMPANY USA, Attn: Chief Executive Officer, 26 West Dry Creek Circle, Suite 810, Littleton, Colorado 80120 USA; and sent by certified mail, return receipt requested.

I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTOOD THIS ENTIRE AGREEMENT BEFORE SIGNING IT:

EXECUTIVE
DATED:	12/28/09	/s/ Pamela L. Saxton Pamela L. Saxton
THOMPSON CREEK METAL COMPANY USA
DATED:	1-4-10	/s/ Kevin Loughrey Signature
THOMPSON CREEK METALS COMPANY INC.
DATED:	1-4-10	/s/ Kevin Loughrey Signature

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AMENDED AND RESTATED EMPLOYMENT AGREEMENT